UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

January 27, 2026

Date of Report (Date of earliest event reported)

Canadian Pacific Kansas City Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,

Canada, T2C 4X9

(Address of principal executive offices) (Zip Code)

(403) 319-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value, of Canadian Pacific Kansas City Limited	CP	New York Stock Exchange
Common Shares, without par value, of Canadian Pacific Kansas City Limited	CP	Toronto Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	CP40	New York Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	BC87	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 27, 2026, the Board of Directors (the “Board”) of Canadian Pacific Kansas City Limited (the “Corporation”) appointed Marc Parent to the Board, effective as of January 27, 2026, to serve until the close of the Corporation’s next annual meeting of shareholders, unless Mr. Parent resigns or is otherwise removed earlier. Mr. Parent has not yet been appointed to any committee of the Board.

Mr. Parent will receive compensation beginning as of January 27, 2026 in accordance with the policies and procedures previously approved by the Board for non-employee directors of the Corporation and as more fully described in the Corporation’s 2025 Management Proxy Circular (filed as Exhibit 99.1 to the Corporation’s Form 8-K filed with the Securities and Exchange Commission on March 25, 2025) under the heading “Director compensation for 2024” beginning on page 83 (and such description is incorporated herein by reference).

There is no arrangement or understanding between Mr. Parent and any other person pursuant to which Mr. Parent was appointed as a director. Mr. Parent has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01.	Regulation FD Disclosure.

On January 28, 2026, the Corporation issued a press release announcing Mr. Parent’s appointment to the Board. A copy of this press release is attached as Exhibit 99.1.

The press release referred to in the paragraph above is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.	Other Events.

On January 28, 2026, the Corporation issued a press release announcing that the Toronto Stock Exchange has accepted the Corporation’s notice to implement an early renewal of its normal course issuer bid (the “2026 NCIB”). Under the 2026 NCIB, the Corporation will be permitted to purchase, for cancellation, up to 82,214,163 Common Shares less the 37,348,539 Common Shares the Corporation purchased under its existing normal course issuer bid which commenced on March 3, 2025 and had an expiry date of March 2, 2026, for permitted net new purchases of up to 44,865,624 Common Shares. 44,865,624 Common Shares represents approximately 5% of the Corporation’s 897,704,154 Common Shares issued and outstanding as at January 19, 2026. The 2026 NCIB is scheduled to commence on February 2, 2026 and is due to terminate on February 1, 2027. A copy of this press release is attached as Exhibit 99.2.

In addition, on January 28, 2026, the Corporation issued a press release announcing that the Board declared a quarterly dividend of $0.228 per share on the Corporation’s outstanding Common Shares. The dividend is payable on April 27, 2026 to holders of record at the close of business on March 27, 2026. A copy of this press release is attached as Exhibit 99.3.

The press releases referred to in the paragraphs above are furnished herewith as Exhibit No. 99.2 and Exhibit 99.3 to this Report, and shall not be deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Corporation under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 99.1	Press Release dated January 28, 2026.

Exhibit 99.2	Press Release dated January 28, 2026.

Exhibit 99.3	Press Release dated January 28, 2026.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2026

CANADIAN PACIFIC KANSAS CITY LIMITED

	By:	/s/ Tyler Robinson
	Name:	Tyler Robinson
	Title:	General Counsel & Assistant Corporate Secretary